UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 21, 2011

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	213164
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-519-86339908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2011, the Board of Directors (the “Board”) of China Architectural Engineering, Inc. (the “Company”) appointed Zhixin (Steven) Xing to serve as Chief Executive Officer ("CEO") and director of the Company, effective immediately.  Also effective February 21, 2011, Wing Lun (Alan) Leung submitted his resignation to the Board and ceased to serve as the Company’s Chief Executive Officer and a member of the Board, effective immediately. Mr. Leung’s resignation was for personal reasons.

Since November 2010, Mr. Xing, 39, has served as the president of Shanghai ConnGame Network Co. Ltd., subsidiary of the Company ("ConnGame"). Prior to joining ConnGame, Mr. Xing had worked for Microsoft for more than 10 years with a primary focus on distribution business management. From April 2004 to December 2006, he served as the APJ regional director of Microsoft Global Technical Engineering Center focused on channel development and support. From December 2006 to July 2008, Mr. Xing worked for Microsoft China managing the channel business.  From July 2008 to May 2009, he served as director of East China region for Microsoft China and was responsible for Small & Medium business.  Mr. Xing obtained an Executive Master of Business Administration Degree from Shanghai JiaoTong University in 2008 and a Bachelor’s Degree in Computer-Based Education from East China Normal University in 1996.

In connection with Mr. Xing’s appointment as Chief Executive Officer of the Company, Mr. Xing and the Company entered into an Employment Agreement.  The Employment Agreement has an effective date of February 21, 2011.  According to the Employment Agreement, Mr. Xing will receive an annual base salary of US$54,000.  Mr. Xing will also be entitled to reimbursement of reasonable business expenses and two weeks of paid vacation annually.  The Employment Agreement has three year term, subject to early termination by the Company and/or Mr. Xing with the required amount of notice as set forth the Employment Agreement.  In addition, Mr. Xing will be subject to non-competition and client and employee non-solicitation clauses during his employment with the Company and for certain periods of time after the termination of employment. A copy of the Employment Agreement with Mr. Xing is attached to this Current Report on Form 8-K as Exhibit 10.1.

In connection with Mr. Leung’s resignation, Mr. Leung entered into a Separation and Waiver Agreement with the Company pursuant to which waive and release the Company from any and all claims as of the date of separation and waiver agreement, including but not limited to, any claims arising out of or relating to his employment with the Company, his employment agreement, and any and all rights, rights to compensation (including but not limited to cash, non-cash, residual and bonus compensation), among other things. A copy of the Separation and Waiver Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

Mr. Xing does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

ITEM 7.01             REGULATION FD DISCLOSURE.

On February 23, 2011, the Company issued a press release announcing the appointment of Mr. Xing and resignation of Mr. Leung.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

9.01 (d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated February 21, 2011 entered into by and between Zhi-xin (Steven) Xing and the Company.
10.2	Separation and Waiver Agreement dated February 21, 2011 entered into by and between Wing Lun (Alan) Leung and the Company.
99.1	Press Release dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Andy Lu
	Name:	Andy Lu
	Title:	Acting Chief Financial Officer